Exhibit 10.33

MASTER SERVICE AGREEMENT

This Master Service Agreement (this “Agreement”) is entered into this 30th day of June, 2003 (“Effective Date”) by and between LEVEL 3 COMMUNICATIONS, LLC (“Level 3”) and UNIVERSAL ACCESS, INC. (“Customer”).

ARTICLE 1.  DEFINITIONS

1.1  “Affiliate” shall mean an entity that now or in the future, directly or indirectly controls, is controlled by, or is under common control with, a party to this Agreement.  For purposes of the foregoing, “control” shall mean the ownership of (i) greater than fifty percent (50%) of the voting power to elect the directors of the company, or (ii) greater than fifty percent (50%) of the ownership interest in the company.

1.2  “Connection Notice” shall mean a written notice from Level 3 that the Service ordered has been installed by Level 3 pursuant to the Customer Order, and has been tested and is functioning properly.

1.3  “Customer Commit Date” shall mean the date that Service will be available to Customer, as set forth in the Customer Welcome Letter or such other written notice from Level 3 to Customer. By written notice to Level 3 delivered not less than five (5) business days prior to a Customer Commit Date which has been provided by Level 3 to Customer for On-Net Services, Customer may delay the Customer Commit Date by up to 60 days beyond the original Customer Commit Date supplied by Level 3.  No late delivery credits or penalties shall apply in the event Customer chooses to delay a Customer Commit Date.

1.4  “Customer Order” shall mean a request for Service submitted by Customer in the form designated by Level 3 or agreed to by the parties.

1.5  “Customer Premises” shall mean the location or locations occupied by Customer or its end users to which Service is delivered.

1.6  “Customer Welcome Letter” shall mean a written communication from Level 3 to Customer informing Customer of Level 3’s acceptance of the Customer Order.

1.7  “Excused Outage” shall mean any outage, unavailability, delay or other degradation of Service related to, associated with or caused by scheduled maintenance events for which Customer has received timely notice, Customer actions or inactions, Customer provided power or equipment, any third party, excluding any third party directly involved in the operation and maintenance of the Level 3 network but including, without limitation, Customer’s end users, third party network providers, traffic exchange points controlled by third parties, or any power, equipment or services provided by third parties, or an event of force majeure as defined in Section 7.1.

1.8  “Facilities” shall mean any property owned or leased by Level 3 and used to deliver Service, including terminal and other equipment, wires, lines, ports, routers, switches, channel service units, data service units, cabinets, racks, private rooms and the like.

1.9  “Gateway” data center space owned or leased by Level 3 for the purpose of, among other things, locating and colocating communications equipment.

1.10  “Local Loop” shall mean the connection between Customer Premises and a Level 3 Gateway or other Facility.

1.11  “Off-Net” shall mean Service that originates from or terminates to any location that is not on the Level 3 network.

1.12  “On-Net” shall mean Service that originates from and terminates to a location that is on the Level 3 network.

1.13  “Service” shall mean any Level 3 service described in a Service Schedule and identified on a particular line item of a Customer Order.

1.14  “Service Commencement Date” shall mean the first to occur of  (i) the date set forth in any Connection Notice, unless Customer notifies Level 3 that the Service is not functioning properly as provided in Section 3.1 (or, if two or more Services are designated as “bundled” or as having a “sibling relationship” in any Customer Order, the date set forth in the Connection Notice for all such Services); (ii) the date upon which Customer acknowledges that the Service has been installed and is functioning properly (in the event Customer first notifies Level 3 that the Service is not functioning properly as provided in Section 3.1); or (iii) the date Customer begins using the Service.

1.15  “Service Schedule” shall mean a schedule attached hereto, or signed between the parties from time to time and expressly incorporated into this Agreement, setting forth terms and conditions specific to a particular Service.

1.16  “Service Term” shall mean the duration of time (measured starting on the Service Commencement Date) for which Service is ordered, as specified in the Customer Order.  The Service Term shall continue on a month-to-month basis after expiration of the stated Service Term, until terminated by either Level 3 or Customer upon thirty (30) days’ prior written notice to the other.

ARTICLE 2. DELIVERY OF SERVICE

2.1  Submission of Customer Order(s). To order any Service, Customer may submit a Customer Order requesting Service. Unless otherwise agreed, Customer is not obligated to submit Customer Orders.  The Customer Order and its backup detail must include a description of the Service, the non-recurring charges and monthly recurring charges for Service and applicable Service Term.

2.2  Acceptance by Level 3.  Upon receipt of a Customer Order, if Level 3 determines (acting in a commercially reasonable manner) to accept the Customer Order, Level 3 will deliver a Customer Welcome Letter for the requested Service. If Level 3 is only able to deliver a portion of the Service, it will so notify Customer to determine if Customer would like Level 3 to accept that portion of the Customer Order that Level 3 can deliver. Level 3 will become obligated to deliver an ordered Service only if Level 3 has delivered a Customer Welcome Letter for the Service.

2.3  Credit Approval and Deposits.  If Customer’s financial information is not publicly available, Customer will provide Level 3 with credit information as reasonably requested, and delivery of new Service is subject to credit approval.  Level 3 may require Customer to make a deposit or deliver another form of security as a condition to Level 3’s acceptance of any Customer Order.  The deposit will be held by Level 3 as security for payment of Customer’s charges. When Service to Customer is terminated, the amount of the deposit will be credited to Customer’s account and any remaining credit balance will be refunded.

2.4 Customer Premises.  Customer shall allow Level 3 access to the Customer Premises to the extent reasonably required by Level 3 for the installation, inspection and scheduled or emergency maintenance of Facilities relating to the Service.  Level 3 shall notify Customer at least *** business days in advance of any regularly scheduled maintenance that will require access to the Customer Premises or that may result in the interruption of Service. Customer will be responsible for providing and maintaining, at its own expense, the level of power, heating and air conditioning necessary to maintain the proper environment for the Facilities on the Customer Premises. In the event Customer fails to do so, Customer shall reimburse Level 3 for the actual and reasonable cost of repairing or replacing any Facilities damaged or destroyed as a result of Customer’s failure.  Customer will provide a safe place to work and comply with all laws and regulations regarding the working conditions on the Customer Premises.

2.5  Level 3 Facilities.  Except as otherwise agreed, title to all Facilities shall remain with Level 3. Level 3 will provide and maintain the Facilities in good working order. Customer shall not, and shall not permit others to, rearrange, disconnect, remove, attempt to repair, or otherwise tamper with any Facilities, without the prior written consent of Level 3. The Facilities shall not be used for any purpose other than that for which Level 3 provides them. Customer shall not take any action that causes the imposition of any lien or encumbrance on the Facilities. In no event will Level 3 be liable to Customer or any other person for interruption of Service or for any other loss, cost or damage caused by or related to improper use or maintenance of the Facilities by Customer or any third party gaining access to the Facilities by Customer in violation of this Agreement, and Customer shall reimburse Level 3 for any damages incurred as a result thereof, including to the Facilities (reasonable wear and tear excepted). Customer agrees (which agreement shall survive the expiration, termination or cancellation of any Customer Order) to allow Level 3 to remove the Facilities from the Customer Premises:

(A)          after termination, expiration (if the Service Term is not continuing) or cancellation of the Service Term of any Service in connection with which the Facilities were used; or

(B)           for repair, replacement or otherwise as Level 3 may determine is necessary or desirable, but Level 3 will use reasonable efforts to minimize disruptions to the Service caused thereby.

2.6  Customer-Provided Equipment. Level 3 may install certain Customer-provided communications equipment upon installation of Service, but Level 3 shall not be responsible for the operation or maintenance of any Customer-provided communication equipment. Level 3 undertakes no obligations and accepts no liability for the configuration, management, performance or any other issue relating to Customer’s routers or other Customer-provided equipment used for access to or the exchange of traffic in connection with the Service.

ARTICLE 3. BILLING AND PAYMENT

3.1  Commencement of Billing.  Upon installation and testing of the Service ordered in any Customer Order, Level 3 will deliver to Customer a Connection Notice.  Upon receipt of the Connection Notice, Customer shall have a period *** to confirm that the Service has been installed and is properly functioning.  Unless Customer delivers written notice to Level 3 within such *** period that the Service is not installed in accordance with the Customer Order and functioning properly, billing shall commence on the applicable Service Commencement Date, regardless of whether Customer has procured services from other carriers needed to operate the Service, and regardless of whether Customer is otherwise prepared to accept delivery of ordered Service, so long as unless Customer agrees, Customer shall not be obligated to  pay for Services delivered prior to the Customer Commit Date.

3.2  Charges.  The Customer Order will set forth the applicable non-recurring charges and recurring charges for the Service.  Unless otherwise expressly specified in the Customer Order, any non-recurring charges shall be invoiced by Level 3 to Customer upon the Service Commencement Date.  However, in the event such Service requires Level 3 to install additional infrastructure, cabling, electronics or other materials in the provision of the Service, such Customer Order may include (as specified therein) non-recurring charges that are payable by Customer in advance of the Service Commencement Date, as mutually agreed between the parties.  In the event Customer fails to pay such non-recurring charges within the time period specified in the Customer Order,  (i) such failure to pay shall constitute an Excused Outage for purposes of installation of the Service; (ii) Level 3 may issue a revised Customer Commit Date; and (iii) Level 3 may suspend installation of the Service until receipt of such non-recurring charges.  If Customer requests and Level 3 approves (in its reasonable discretion) any changes to the Customer Order or Service after acceptance by Level 3, including, without limitation, the Service installation date or Service Commencement Date, additional non-recurring charges and/or monthly recurring charges not otherwise set forth in the Customer Order may apply.

3.3  Payment of Invoices.  Invoices are delivered monthly. Level 3 bills in advance for Service to be provided during the upcoming month, except for charges that are dependent upon usage of Service, which are billed in arrears. Billing for partial months is prorated based on a calendar month.  All invoices are due thirty (30) days after the date of date of the invoice.   Unless otherwise specified on the particular invoice, all payments shall be due and payable in U.S. Dollars.  *** days of the date of invoice shall bear interest at the rate of one and one-half percent (1.5%) per month (or the highest rate allowed by law, whichever is less) beginning from the date first due until paid in full.  ***.  Level 3 shall direct invoices to:

Universal Access, Inc.

233 S. Wacker Drive

Chicago, Illinois 60606

Attn: Carrier Audit

Customer may change to the invoice recipient mentioned above on thirty (30) days’ notice to billing@Level3.com.

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3.4  Taxes and Fees. All charges for Service are net of Applicable Taxes (as defined below).  Except for taxes based on Level 3’s net income, Customer will be responsible for all applicable taxes that arise in any jurisdiction, including, without limitation, value added, consumption, sales, use, gross receipts, excise, access, bypass, franchise or other  taxes, fees, duties, charges or surcharges, however designated, imposed on, incident to, or based upon the provision, sale or use of the Service (collectively “Applicable Taxes”).  If Customer is entitled to an exemption from any Applicable Taxes, Customer is responsible for presenting Level 3 with a valid exemption certificate (in a form reasonably acceptable to Level 3).  Level 3 will give effect to any valid exemption certificate provided in accordance with the foregoing sentence to the extent it applies to any Service billed by Level 3 to Customer following Level 3’s receipt of such exemption certificate.

3.5  Regulatory and Legal Changes. In the event of any change in applicable law, regulation, decision, rule or order that materially increases the costs or other terms of delivery of Service, Level 3 and Customer will negotiate regarding the rates to be charged to Customer to reflect such increase in cost and, in the event that the parties are unable to reach agreement respecting new rates within thirty (30) days after Level 3’s delivery of written notice requesting renegotiation, then (a) Level 3 may pass such increased costs through to Customer, and (b) if Level 3 elects to pass such increased costs through to Customer, Customer may terminate the affected Service without termination liability by delivering written notice of termination no later than *** days after the effective date of the rate increase.

3.6  Disputed Invoices.  If Customer reasonably disputes any portion of a Level 3 invoice, Customer must pay the undisputed portion of the invoice and submit written notice of the claim (in a form that sets forth the basis of the dispute in reasonable detail) for the disputed amount.  All claims must be submitted to Level 3 in writing within *** from the date of the invoice for those Services.  Customer waives the right to dispute any charges not disputed within such *** period.  In the event that the dispute is resolved against Customer, Customer shall pay such amounts plus interest at the rate referenced in Section 3.3.  If the dispute is resolved in favor of Customer, Level 3 will promptly apply a credit to Customer’s account in such amount, together with a credit in the amount of any interest charges and Applicable Taxes that have been imposed and which relate to the disputed amount.  Level 3 will continue to provide the affected Service(s) during any dispute provided the total unpaid balance, less any portion that is disputed in good faith, does not exceed Customer’s credit limit. Customer shall not be obligated to pay any invoice first delivered by Level 3 more than *** after the end of the month in which the Services stated therein were delivered.

3.7  Termination Charges.

(A)          Customer may cancel a Service without liability following Level 3’s acceptance of the applicable Customer Order but prior to the Customer’s receipt of the Connection Notice by providing written notice to Level 3 no more than *** prior to the Customer Commit Date.  In the event that Customer provides notice less than *** prior to the Customer Commit Date, or in the event that the delivery of such Service is terminated by Level 3 prior to delivery of a Connection Notice due to a failure of Customer to comply with the terms of this Agreement or any Customer Order, Customer shall pay Level 3 a cancellation charge equal to the sum of (1) in the case of Colocation Space, the costs incurred by Level 3 in returning the Colocation Space to a condition suitable for use by third parties, plus (2):

                ***

Customer’s right to cancel any particular Service under this Section 3.7(A) shall automatically expire and shall no longer apply on and after Customer’s receipt of a Connection Notice.

(B)           In addition to Customer’s right of cancellation under Section 3.7(A) above, Customer may terminate Service prior to the end of the Service Term upon thirty (30) days’ prior written notice to Level 3.  In the event that, after the Service Commencement Date and prior to the end of the Service Term, Customer terminates Service or in the event that the delivery of Service is terminated due to a failure of Customer to comply with the terms of this Agreement or any Customer Order, Customer shall pay Level 3 a termination charge equal to the sum of (1) in the case of Colocation Space, the costs incurred by Level 3 in returning the Colocation Space to a condition suitable for use by third parties, plus (2):

                ***

                Notwithstanding the foregoing, in no event will the early termination charges under this Agreement exceed 100% of the remaining monthly recurring charges for the Service.

(C)           Customer may, upon at least thirty (30) days prior written notice to Level 3, terminate its use of Service after the delivery of a Connection Notice but prior to the end of the Service Term without the payment of any applicable termination liability if: ***

3.8  Fraudulent Use of Services. Customer is responsible for all charges attributable to Customer incurred respecting Service, even if incurred as the result of fraudulent or unauthorized use of Service; except Customer shall not be responsible for fraudulent or unauthorized use by Level 3 or its employees. In addition, Customer will not be responsible for charges incurred after Customer requests that Level 3 block the fraudulent or unauthorized use of a Service.

3.9  Offset. In the event any amount owed by Customer to Level 3 becomes thirty (30) days or more past due, Level 3 shall have the right on notice to Customer to offset any amounts owed by Level 3 to Customer against such delinquent amounts.

ARTICLE 4. TERM AND TERMINATION

4.1 Term.

(A)          This Agreement shall become effective on the Effective Date and shall continue until October 31, 2006 (“Agreement Term”), unless earlier terminated as provided herein.  At the end of the initial Agreement Term, the Agreement Term shall automatically renew on a month-to-month basis until terminated by either party upon thirty (30) days’ prior written notice to the other party.

(B)           Except as otherwise set forth herein, Level 3 shall deliver the Service for the entire duration of the Service Term, and Customer shall pay all charges for delivery thereof through

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the end of the Service Term.  To the extent that the Service Term for any Service extends beyond the Agreement Term, then this Agreement shall remain in full force and effect for such Service until the expiration or termination of such Service Term.

4.2  Default By Customer.  If (i) Customer makes a general assignment for the benefit of its creditors, files a voluntary petition in bankruptcy or any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief; (ii) an involuntary petition in bankruptcy, other insolvency protection against Customer is filed and not dismissed within sixty (60) days; (iii) Customer fails to make any payment required hereunder when due, and such failure continues for a period of five ***days after written notice from Level 3, (iv) Customer fails to observe and perform any material term of this Agreement (other than payment terms) and such failure continues for a period of thirty (30) days after written notice from Level 3; or (v) Customer’s use of Service materially exceeds Customer’s credit limit, unless within *** days’ written notice thereof by Level 3, Customer provides adequate security for payment for Service; then Level 3 may:  (A) terminate this Agreement and any Customer Order, in whole or in part, in which event Level 3 shall have no further duties or obligations thereunder, and/or (B) subject to Section 5.1, pursue any remedies Level 3 may have under this Agreement, at law or in equity.

4.3  Default By Level 3.  If (i) Level 3 makes a general assignment for the benefit of its creditors, files a voluntary petition in bankruptcy or any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief; (ii) an involuntary petition in bankruptcy, other insolvency protection against Level 3 is filed and not dismissed within sixty (60) days; or (iii) Level 3 fails to observe and perform any material term of this Agreement (other than as provided in Section 4.4 and Article 6) and such failure continues for a period of thirty (30) days after written notice from Customer; then Customer may:  (A) terminate this Agreement and/or any Customer Order, in whole or in part, in which event Customer shall have no further duties or obligations thereunder, and/or (B) subject to Section 5.1, pursue any remedies Customer may have under this Agreement, at law or in equity.

4.4  Other Rights of Termination.

(A)          If Level 3’s installation of Service is delayed for more than *** days beyond the Customer Commit Date for reasons other than an Excused Outage, Customer may terminate and discontinue the affected Service upon written notice to Level 3 and without payment of any applicable termination charge; provided such written notice is delivered prior to Level 3 delivering to Customer the Connection Notice for the affected Service.  This Section 4.4(A) shall not apply to any Off-Net Local Loop Service, including, without limitation, (3)LinkSM Metropolitan Private Line (Off-Net) Service, provisioned by Level 3 through a third party carrier for the benefit of Customer.

(B)           Customer may terminate and discontinue affected Service prior to the end of the Service Term without payment of any applicable termination charge if: (i) such Service is Unavailable (as defined below) on *** or more separate occasions of more than *** hours each in any *** day period (“First Unavailability Event”); and (ii) following written notice thereof from Customer to Level 3 within the *** day period following the First Unavailability Event, the same Service is Unavailable for more than *** hours at any time within the *** day period following the First Unavailability Event.  For purposes of the foregoing, “Unavailable” shall mean a total interruption in Service, except for any interruption that is an Excused Outage.  The duration of any interruption will commence when Customer reports an outage to the Level 3 Customer Service and Support Organization (1-877-4LEVEL3) and will end when the Service is operative.  Customer may only terminate Service that is Unavailable, and must exercise its right to terminate any affected Service under this Section, in writing, within thirty (30) days after the event giving rise to a right of termination hereunder.  This Section 4.4(B) shall not apply to any Unprotected Service, including, without limitation, any Unprotected (3)LinkSM Private Line Service or (3)LinkSM Global Wavelength Service.

(C)           In the event Customer elects to cancel the affected Service pursuant to this Section 4.4, Customer shall have no right to, and Level 3 shall have no obligation to issue, any Service Level credit(s) for the discontinued Service.

ARTICLE 5. LIABILITIES AND INDEMNIFICATION

5.1  No Special Damages.  Notwithstanding any other provision hereof (other than Section 5.3), neither party shall be liable for any indirect, incidental, special, consequential, exemplary or punitive damages (including, without limitation, damages for lost profits, lost revenues or the cost of purchasing replacement services) arising out of the performance or failure to perform under any Customer Order.  Nothing in this Agreement shall be construed as limiting the liability of either party for personal injury or death resulting from the negligence of a party or its employees.

5.2  Disclaimer of Warranties.  LEVEL 3 MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE, EXCEPT THOSE EXPRESSLY SET FORTH IN ANY APPLICABLE SERVICE LEVELS (as defined below).

5.3  Indemnification. Each party shall indemnify the other from any claims by third parties and expenses (including legal fees and court costs) respecting damage to tangible property, personal injury or death caused by such party’s negligence or willful misconduct.

ARTICLE 6.  SERVICE LEVELS

6.1 Service Interruptions and Delivery.  Level 3 provides specific remedies regarding installation and performance of Service as set forth in the particular Service Schedule (“Service Levels”). In the event of a failure to deliver Service in accordance with the Service Levels, Customer’s sole remedies are contained in (a) the Service Levels applicable (if any) to the affected Service, and  (b) Section 4.4.

6.2  Service Level Credits.  In the event Level 3 does not achieve a particular Service Level in a particular month, Level 3 will issue a credit to Customer as set forth in the applicable Service Schedule upon Customer’s request. To request a credit, Customer must contact Level 3 Customer Service or deliver a written request (in a form reasonably acceptable to

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Level 3) pursuant to Section 7.4 within sixty (60) days of the end of the month for which a credit is requested.  Level 3 Customer Service may be contacted by calling toll free in the U.S. 1-877-4LEVEL3 (1-877-453-8353) or such other numbers for Level 3 Customer Service in other countries as published on www.level3.com.  In no event shall the total amount of credits issued to Customer per month exceed the non-recurring charges and monthly recurring charges invoiced to Customer for the affected Service for that month.  Scheduled maintenance of the Level 3 network whether by Level 3 or third party under the control or direction of Level 3 will not normally result in Service interruption or outage.  However, in the event scheduled maintenance should require a Service interruption or outage, Level 3 will (i) provide Customer with *** prior notice of such scheduled maintenance, (ii) work with Customer in good faith to attempt to minimize any disruption in Customer’s services that may be caused by such scheduled maintenance, and (iii) to perform such schedule maintenance during the non-peak hours of 12:00 a.m. (midnight) until 6:00 a.m. local time.  Any scheduled maintenance of the Level 3 network that impacts any Service shall be considered an Excused Outage and shall not be subject to credits under the Service Levels set forth in this Agreement; provided any scheduled maintenance event shall not exceed more than ***  of Service interruption or outage, unless otherwise agreed between the parties.  In the event any scheduled maintenance event exceeds more than *** of Service interruption or outage and is not otherwise agreed between the parties, such Service interruption or outage in excess of *** shall be included in the calculation for determining Service Level credits (if any) under the applicable Service Levels set forth in this Agreement.

ARTICLE 7.  GENERAL TERMS

7.1  Force Majeure.  Neither party shall be liable, nor shall any credit allowance or other remedy be extended, for any failure of performance or equipment due to causes beyond such party’s reasonable control (“force majeure event”).  In the event Level 3 is unable to deliver Service as a result of a force majeure event, Customer shall not be obligated to pay Level 3 for the affected Service for so long as Level 3 is unable to deliver the affected Service. In the event an event of force majeure continues for more than *** consecutive days, Customer may terminate the affected Service without liability.

7.2  Assignment and Resale. Customer may not assign its rights and obligations under this Agreement or any Customer Order without the express prior written consent of Level 3, which consent will not be unreasonably withheld. Notwithstanding the foregoing, Customer may assign its rights and obligations under this Agreement or any Customer Order without the express prior written consent of Level 3 with respect to a merger or the sale of substantially all of Customer’s assets, so long as such assignment can be accomplished without interruption of the use or location of Service.  This Agreement shall apply to any permitted transferees or assignees. Notwithstanding any assignment by Customer, Customer shall remain liable for the payment of all charges due under each Customer Order.  Customer may resell the Service to third party “end users”; provided that Customer agrees to indemnify, defend and hold Level 3 harmless from claims made against Level 3 by such end users.

7.3  Affiliates.

(A) If a Customer Order requires the provision of Service to Customer in a country other than the country within which this Agreement has been executed, such Service may be provided to Customer by an Affiliate of Level 3 authorized to provide such Service in such country.  If a Customer Order requires the delivery of Service in a jurisdiction where, in order for such Customer Order to be enforceable against the parties, additional terms must be added, then the parties shall incorporate such terms into the Customer Order (preserving, to the fullest extent possible, the terms of this Agreement).

(B) The parties acknowledge and agree that Customer’s Affiliates may purchase Service under this Agreement; provided, however, any such Customer Affiliate purchasing Service hereunder agrees that such Service is provided pursuant to and governed by the terms and conditions of this Agreement.  Customer shall be jointly and severally liable for all claims and liabilities arising under this Agreement related to Service ordered by any Customer Affiliate, and any event of default under this Agreement by any Customer Affiliate shall also be deemed an event of default by Customer.  Any reference to Customer in this Agreement with respect to Service ordered by a Customer Affiliate shall be deemed a reference to the applicable Customer Affiliate.

(C) Notwithstanding anything in this Agreement to the contrary, either party may provide a copy of this Agreement to its Affiliate or such other party’s Affiliate for purposes of this Section 7.3, without notice to, or consent of, the other party.

7.4  Notices. Notices hereunder shall be deemed properly given when delivered, if delivered in person, or when sent via overnight courier, facsimile, electronic mail (if an e-mail address is provided below) or when deposited with the U.S. Postal Service (or other applicable postal delivery service), addressed as follows:

If to Level 3:

For billing inquiries/disputes, requests for Service Level credits and/or requests for disconnection of Service (for other than default):

Level 3 Communications, LLC

1025 Eldorado Blvd.

Broomfield, Colorado  80021

Attn: Director, Billing

Facsimile:  (877) 460-9867

E-mail: billing@level3.com

For all other notices:

Level 3 Communications, LLC

1025 Eldorado Blvd.

Broomfield, Colorado  80021

Attn: General Counsel

Facsimile:  (720) 888-5128

If to Customer:

Universal Access, Inc.

233 S. Wacker Drive

Chicago, Illinois 60606

Attn: General Counsel

Facsimile:  (312) 660-1290

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With a copy to:

Universal Access, Inc.

233 S. Wacker Drive

Chicago, Illinois 60606

Attn: Chief Financial Officer

or at such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Notwithstanding the foregoing, any notices delivered by Level 3 to Customer in the normal course of provisioning of Service hereunder shall be deemed properly given if delivered via any of the methods described above or via electronic mail to the address listed on any Customer Order.

7.5  Application of Tariffs.  Level 3 may elect or be required to file with the appropriate regulatory agency tariffs respecting the delivery of certain Service.  In the event that such tariffs are filed respecting Service ordered by Customer, then (to the extent such provisions are not inconsistent with the terms of a Customer Order and this Agreement) the terms set forth in the applicable tariff shall govern Level 3’s delivery of, and Customer’s consumption or use of, such Service.

7.6  Acceptable Use Policy.  Customer’s use of Service shall at all times comply with Level 3’s then-current Acceptable Use Policy and Privacy Policy, as amended by Level 3 and communicated in writing to Customer from time to time and which are also available through Level 3’s web site at www.level3.com.  Level 3 will notify Customer of complaints received by Level 3 regarding each incident of alleged violation of Level 3’s Acceptable Use Policy by Customer or third parties that have gained access to the Service through Customer.  Customer agrees that it will promptly investigate all such complaints and take all necessary actions to remedy any actual violations of Level 3’s Acceptable Use Policy.  Level 3 may identify to the complainant that Customer, or a third party that gained access to the Service through Customer, is investigating the complaint and may provide the complainant with the necessary information to contact Customer directly to resolve the complaint.  Customer shall identify a representative for the purposes of receiving such communications.  Level 3 reserves the right to install and use, or to have Customer install and use, any appropriate devices to prevent violations of its Acceptable Use Policy, including devices designed to filter or terminate access to Service.

7.7  Data Protection.  During the performance of this Agreement, it may be necessary for Level 3 to transfer, process and store data in and to the United States.  Customer hereby consents that Level 3 may (i) transfer, store and process such data in the United States; and (ii) use such data for its own internal purposes and as allowed by law.  This data will not be disclosed to third parties.

7.8  Contents of Communications.  Level 3 shall have no liability or responsibility for the content of any communications transmitted via the Service, and Customer shall defend, indemnify and hold Level 3 harmless from any and all claims (including claims by governmental entities seeking to impose penal sanctions) related to such content or for claims by third parties relating to Customer’s use of Service.  Level 3 provides only access to the Internet; Level 3 does not operate or control the information, services, opinions or other content of the Internet.  Customer agrees that it shall make no claim whatsoever against Level 3 relating to the content of the Internet or respecting any information, product, service or software ordered through or provided by virtue of the Internet.

7.9  Publicity.  Neither party shall have the right to use the other party’s or its affiliates’ trademarks, service marks or trade names or to otherwise refer to the other party in any marketing, promotional or advertising materials or activities.  Neither party shall issue any publication or press release relating to any contractual relationship between Level 3 and Customer, except as may be required by law or agreed between the parties in writing.

7.10  Non-Disclosure.  Any information or documentation disclosed between the parties during the performance of this Agreement shall be subject to the terms and conditions of the applicable non-disclosure agreement then in effect between the parties.

7.11  Disclosure of Customer Information. Level 3 may disclose to any customer or potential customer bound by a nondisclosure agreement access to a list of Level 3’s customers and a description of Service purchased by such customers.  Customer consents to the disclosure that it is a customer of Level 3.  Any other disclosure, including the listing of the Services purchased by such Customer requires Customer’s written consent.

7.12  Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New York, U.S.A., without regard to its choice of law rules.

7.13  Entire Agreement.  This Agreement, including any Service Schedule(s) and Customer Order(s) executed hereunder, constitutes the entire and final agreement and understanding between the parties with respect to the Service and supersedes all prior agreements relating to the Service, which are of no further force or effect.  The Service Schedules attached hereto are listed below:

Service Schedule— (3)LinkSM Private Line Service

Service Schedule— (3)LinkSM Global Wavelength Service

Service Schedule— (3)PacketSM Service

Service Schedule— (3)CrossRoadsSM Service

Service Schedule— (3)ConnectSM Modem Service

Service Schedule— (3)LinkSM Cross Connect Service and Mondo Condo Fiber Link Service

and are integral parts hereof and are hereby made a part of this Agreement.

7.14  Amendment.  This Agreement, and any Service Schedule or Customer Order, may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party.  Without limiting the generality of the foregoing, any handwritten changes to a Customer Order shall be void unless acknowledged and approved in writing by a duly authorized representative of each party.

7.15  Order of Precedence.  In the event of any conflict between this Agreement and the terms and conditions of any Service Schedule and/or Customer Order, the order of precedence is as follows: (1) the Service Schedule, (2) this Agreement, and (3) the Customer Order.

7.16  Survival.    The provisions of this Article 7 and Articles 3, 5 and 6 and any other provisions of this Agreement that by their nature are meant to survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

7.17  Relationship of the Parties.  The relationship between Customer and Level 3 shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including , without limitation, for federal income tax purposes.

7.18  No Waiver.  No failure by either party to enforce any right(s) hereunder shall constitute a waiver of such right(s).

7.19  Severability.  If any provision of this Agreement shall be declared invalid or unenforceable under applicable law, said provision shall be ineffective only to the extent of such declaration and shall not affect the remaining provisions of this Agreement.  In the event that a material and fundamental provision of this Agreement is declared invalid or unenforceable under applicable law, the parties shall negotiate in good faith respecting an amendment hereto that would preserve, to the fullest extent possible, the respective benefits and burdens imposed on each party under this Agreement as originally executed.

7.20  Joint Product.  The parties acknowledge that this Agreement is the joint work product of the parties.  Accordingly, in the event of ambiguities in this Agreement, no inferences shall be drawn against either party on the basis of authorship of this Agreement.

7.21  Third Party Beneficiaries.  This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each party hereto and their respective successors and assigns hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any thirty party any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.22  Counterparts.  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

Article 8.  Commitments.

8.1  Revenue Commitment.

During the Agreement Term, Customer commits to purchase total cumulative Services hereunder following amounts (each, an “Annual Commitment”):

Year	Annual Commitment
2003	$2,100,000	*
2004	$2,100,000
2005	$2,100,000
2006 (January through October)	$1,750,000

*Calculation of compliance with the Annual Commitment in 2003 will include Customer’s purchases of (1) Level 3 Services commencing on January 1, 2003, and (2) services purchased from Genuity under the Capacity Agreement (as defined in Article 9) commencing on February 1, 2003.

8.2  Take or Pay.

(A)          The Annual Commitment is a take or pay commitment. In addition to all other charges due under the Agreement for Service provided by Level 3 to Customer, for any year (the partial year and 2006 shall each be deemed a “year” for purposes of this Article 8) in which Customer fails to satisfy the Annual Commitment, Customer hereby agrees to pay Level 3, in addition to all other charges then due and owing, a shortfall fee (“Shortfall Fee”) equal to the difference between the amount actually paid for Services and the relevant Annual Commitment.  Any Shortfall Fee shall be due and owing within thirty (30) days following the end of the particular year in which the Annual Commitment has not been satisfied.  For purposes of this Article 8, “Services” shall not include (i) taxes, fees and other surcharges, or (ii) any amounts for or associated with Transferred Circuits as defined in that certain Transfer Agreement of even date herewith between Level 3 and Customer, but will include the pro rated portion of any charges associated with Customer’s purchase of IRU capacity from Level 3.  Such pro rated portion of any IRU charges will be calculated on a monthly basis by taking the total cost of the IRU and dividing it by the total number of months for which Customer purchases such IRU capacity from Level 3.

(B)           To the extent that Customer fails to meet an Annual Commitment and such failure is due to Level 3’s inability to deliver On-Net Services, the parties will discuss in good-faith what changes, if any, should be made to the affected Annual Commitment(s).

8.3 Credit for Certain Shortfall Fees Paid.  Any Shortfall Fee paid by Customer for a year may be used as a credit against charge for new Services ordered and paid for in a subsequent year, but shall not count toward the Annual Commitment for the subsequent year.  For purposes of the preceding sentence “new Services” refers only to services which are ordered in a year following the payment of a Shortfall Fee and only to the extent they are provided during a following year, and excludes any renewals of Services previously provided.  Additionally, in each year other than 2003, for each full $175,000 that charges paid for Services exceed the applicable Revenue Commitment, Customer shall entitled to a reduction of the Revenue Commitment for the year 2006 (and then the Revenue Commitment preceding year, 2005, if the Revenue Commitment for 2006 is reduced to zero in the manner specified in this paragraph, and so on in this manner).  However, each year shall be considered individually and only to the extent of a full $175,000, so that if the Annual Commitment for 2004 is exceeded by $300,000 and the Annual Commitment for 2005 is exceeded by $250,000, the Annual Commitment for 2006 would only be reduced by $350,000.

8.4  Requirements Commitment.

(A)  For any private line, including both long haul and local circuits,  or waves services Customer desires to order during the Agreement Term which would be an on-net service for Level 3 but which Customer proposes to obtain from a party other than Level 3, Customer will present to Level 3 a bona fide offer from such other party stating the price and term for such service.  Customer, on ***of such occasions (measured ***), will order such service from Level 3 if Level 3’s price (provided within a reasonable period) *** than the other party, provided Customer elects to purchase such service at all (the “Requirements Commitment”).

(B)           Within thirty (30) days following the end of each annual period in which the Requirements Commitment is effective, Customer agrees to deliver to Level 3 written certification by an officer of Customer in a form substantially

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similar to the form set forth in Appendix I attached hereto, certifying Customer’s compliance with the Requirements Commitment for the period just ending.

(C)           Customer agrees to keep and maintain all usual and proper books, records and other documentation relating to Customer’s purchase and utilization of private line circuits, including both long haul and local circuits.  At any time while the Requirements Commitment is effective and for a period of one (1) year thereafter, Level 3 shall have the right, through an independent third party auditor that executes a non-disclosure agreement with Customer, on at least ten (10) days’ prior written notice to audit Customer’s books, records and other documentation relating to Customer’s compliance with the Requirements Commitment and Customer’s purchase and utilization of private line circuits, including both long haul and local circuits.  The scope of the audit will not include Customer’s purchase and utilization of private line circuits, including both long haul and local circuits for any period that has previously been the subject of an audit.  Any such audit shall be conducted during normal business hours and in a manner designed to limit to the fullest extent possible interference with the ordinary course of Customer’s business.  The direct cost of the audit shall be borne by Level 3, unless a deficiency is discovered with respect to the amount of purchase of private line circuits, including both long haul and local circuits, that Customer was obligated to purchase as compared to the amount of purchase of private line circuits, including both long haul and local circuits, actually purchased from Level 3 during the audit period, in which case all costs of the audit shall be borne by the Customer.  In the event the audit reveals that Customer failed to meet the requirements of this Agreement, then for each annual period the Requirements Commitment was not satisfied, the term of the Annual Commitment (and all the other provisions of this Agreement) shall be extended for an annual period.

ARTICLE 9. TERMINATION OF AGREEMENTS.

The Capacity Agreement (CA No. Universal-99001), dated August 20, 1999, as amended August 7, 2000 between Level 3 as successor in interest to Genuity Telecom, Inc. (the “Capacity Agreement”) and the Terms and Conditions for Delivery of Services, the Addendum to which was signed by Level 3 on November 17, 1999 (the “Level 3 Agreement”), including all service orders under each are terminated as of the Effective Date.  Commencing on the Effective Date, all circuits previously provided under the Capacity Agreement and Level 3 Agreement will be provided under this Agreement.  Termination of such agreements shall not release or impair any obligations of the parties accruing thereunder prior to the Effective Date, except as set forth in the Settlement and Release Agreement between the parties of even date herewith.

LEVEL 3 COMMUNICATIONS, LLC (“Level 3”)

By

Name

Title

UNIVERSAL ACCESS, INC.  (“Customer”)

By

Name

Title

SERVICE SCHEDULE

(3)LINKSM PRIVATE LINE SERVICE

1.  Applicability.  This Service Schedule is applicable only where Customer orders (3)LinkSM Private Line Service.

2.  Definitions.  Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A)          “Protected” shall mean any Service that includes a protection scheme that allows traffic to be re-routed in the event of a fiber cut or equipment failure.

(B)           “Submarine” shall mean any Service that transits any portion of Level 3’s trans-oceanic network.

(C)           “Terrestrial” shall mean any Service that generally transits Level 3’s land-based network (with limited water crossings, including, without limitation, bay and channel crossings) and does not in any way transit Level 3’s trans-oceanic network.

(D)          “Unprotected” shall mean any Service that does not include a protection scheme that would allow traffic to be re-routed in the event of a fiber cut or equipment failure.

3.  Service Description.  (3)LinkSM Private Line Service is a dedicated, non-switched, point to point circuit between two (2) specified locations.

4.  Services from Others.  Where necessary for the interconnection of (3)LinkSM Private Line Service with services provided by others, Customer will provide Level 3 with circuit facility assignment information, firm order commitment information and the design layout records necessary to enable Level 3 to make the necessary cross-connection between the (3)LinkSM Private Line Service and Customer’s designated carrier.  Any delay by Customer in providing such information to Level 3 may delay Level 3’s provision of the necessary cross-connection.  Notwithstanding any such delay in the provision of the cross-connection, billing for the (3)LinkSM Private Line Service shall commence on the Service Commencement Date as more fully described in Section 3.1 of the Agreement.  Level 3 may charge Customer non-recurring and monthly recurring cross-connect fees to make such connection.

5.  Connection to Customer Premises.

(A)          Where (3)LinkSM Private Line Service is being terminated Off-Net at the Customer Premises through an Off-Net Local Loop to be provisioned by Level 3 on behalf of Customer, the charges set forth in the Customer Order for such (3)LinkSM Private Line  (Off-Net) Service assumes that such (3)LinkSM Private Line (Off-Net) Service will be terminated at a pre-established demarcation point or minimum point of entry (MPOE) in the building within which the Customer Premises is located, as determined by the local access provider.  Level 3 may charge Customer additional non-recurring charges and/or monthly recurring charges not otherwise set forth in the Customer Order for such (3)LinkSM Private Line (Off-Net) Service where the local access provider determines that it is necessary to extend the demarcation point or MPOE through the provision of additional infrastructure, cabling, electronics or other materials necessary to reach the Customer Premises.  Level 3 will notify Customer of any additional non-recurring charges and/or monthly recurring charges as soon as practicable after Level 3 is notified by the local access provider of the amount of such charges.

(B)           In addition, where (3)LinkSM Private Line Service is being terminated Off-Net at the Customer Premises through an Off-Net Local Loop to be provisioned by Level 3 on behalf of the Customer, the charges and the Service Term set forth in the Customer Order for such (3)LinkSM Private Line (Off-Net) Service assumes that such (3)LinkSM Private Line (Off-Net) Service can be provisioned by Level 3 through the local access provider selected by Level 3 (and/or Customer) for the stated Service Term.  In the event Level 3 is unable to provision such (3)LinkSM Private Line (Off-Net) Service through the selected local access provider or the selected local access provider requires a longer Service Term than that set forth in the Customer Order, Level 3 reserves the right, regardless of whether Level 3 has accepted the Customer Order, to suspend provisioning of such (3)LinkSM Private Line (Off-Net) Service and notify Customer in writing of any additional non-recurring charges, monthly recurring charges and/or Service Term that may apply.  Upon receipt of such notice, Customer will have five (5) business days to accept or reject such changes.  If Customer does not respond to Level 3 within the five (5) business day period, such changes will be deemed rejected by Customer.  In the event Customer rejects the changes (whether affirmatively or through the expiration of the five (5) business day period), the affected (3)LinkSM Private Line (Off-Net) Service will be cancelled without cancellation or termination liability of either party.

6.  Service Levels.

(A)            Installation Service Level. (1) Level 3 will exercise commercially reasonable efforts to install any (3)LinkSM Private Line Service on or before the Customer Commit Date specified for the particular (3)LinkSM Private Line Service.  This Installation Service Level shall not apply to Customer Orders that contain incorrect information supplied by Customer or Customer Orders that are altered at Customer’s request after submission and acceptance by Level 3.  However, this Installation Service Level will apply to such Customer Orders if such orders are resubmitted and contain correct information, with the calculation of the installation interval commencing on the date the correct or altered order is accepted by Level 3.  In the event Level 3 does not meet this Installation Service Level for a particular (3)LinkSM Private Line Service for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the non-recurring charges (“NRC”) and/or monthly recurring charges (“MRC”) for the affected (3)LinkSM Private Line Service as set forth in the following table:

Installation Delay Beyond Customer Commit Date	Service Level Credit
1 - 5 business days	***
6 - 20 business days	***
21 business days or greater	***

(2) The Installation Service Level and associated credits set

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forth in sub-Section (1) above shall not apply to Off-Net Local Loop Service, including, without limitation, (3)LinkSM Private Line (Off-Net) Service, provisioned by Level 3 through a third party carrier for the benefit of Customer.  Level 3 will pass-though to Customer any installation service level and associated credit (if applicable) provided to Level 3 by the third party carrier for such Off-Net Local Loop Service.

(B)           Availability Service Level for Protected (3)LinkSM Private Line Service.  (1) The Availability Service Level for Protected (3)LinkSM Private Line Service delivered over Level 3’s network is 99.99% for Protected Terrestrial (3)LinkSM Private Line Service and 99.9% for Protected Submarine (3)LinkSM Private Line Service. In the event that any Protected (3)LinkSM Private Line Service becomes Unavailable (as defined below) for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the MRC for the affected Protected (3)LinkSM Private Line Service based on the cumulative unavailability of the affected Protected (3)LinkSM Private Line Service in a given calendar month as set forth in the following table.

Cumulative Unavailability	Service Level Credit
(in hrs:mins:secs)
00:00:01 - 00:05:00	***
00:05:01- 00:45:00	***
00:45:01- 04:00:00	***
04:00:01 - 08:00:00	***
08:00:01 -12:00:00	***
12:00:01 -16:00:00	***
16:00:01 - 24:00:00	***
24:00:01 or greater	***

For purposes of this Section 6(B), “Unavailable” or “Unavailability” means the duration of a break in transmission measured from the first of ten (10) consecutive severely erred seconds (“SESs”) on the affected (3)LinkSM Private Line Service until the first of ten (10) consecutive non-SESs.  An SES is a second with a bit error ratio of greater than or equal to 1 in 1000.

(2) The Availability Service Levels and associated credits set forth in this Section 6(B)  shall not apply to Off-Net Local Loop Service, including, without limitation, (3)LinkSM Private Line (Off-Net) Service, provisioned by Level 3 through a third party carrier for the benefit of Customer.  Level 3 will pass-though to Customer any availability service level and associated credit (if applicable) provided to Level 3 by the third party carrier for such Off-Net Local Loop Service.

(3) Without prejudice to Customer’s right to service credits pursuant to subsection (1) above, if the (3)LinkSM Private Line Service is provided in Germany, then the Availability Service Level for such (3)LinkSM Private Line (Off-Net) Service is 97.5% (based on an annual average) and (3)LinkSM Private Line (On-Net) Service is 99.9% (based on a calendar month).

(C)           Availability Service Level for Unprotected (3)LinkSM Private Line Service.  (1) In the event that any Unprotected (3)LinkSM Private Line Service becomes unavailable (as defined in Section 6(B) above) for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the MRC for the affected Unprotected (3)LinkSM Private Line Service based on the cumulative unavailability for the affected Unprotected (3)LinkSM Private Line Service in a given calendar month as set forth in the following table:

Cumulative Unavailability	Service Level Credit
(in hrs:mins:secs)
0:00:01 - 24:00:00	***
24:00:01 - 30:00:00	***
30:00:01 - 36:00:00	***
36:00:01 - 42:00:00	***
42:00:01 or greater	***

(2) The Availability Service Levels and associated credits set forth in this Section 6(C) shall not apply to Off-Net Local Loop Service, including, without limitation, (3)LinkSM Private Line (Off-Net) Service, provisioned by Level 3 through a third party carrier for the benefit of Customer.  Level 3 will pass-though to Customer any availability service level and associated credit (if applicable) provided to Level 3 by the third party carrier for such Off-Net Local Loop Service.

7.  Chronic Outage.

(A)          Subject to Section 7(B), Customer may elect to terminate an affected (3)LinkSM Private Line Service prior to the end of the Service Term without termination liability if, for reasons other than an Excused Outage:     (1)  ror Protected (3)LinkSM Private Line Service, such Protected (3)LinkSM Private Line Service is Unavailable (as defined in Section 6(B) above) for *** or more separate occasions of more than *** each OR for more than *** in the aggregate in any calendar month; or (2) for Unprotected (3)LinkSM Private Line Service, such Unprotected (3)LinkSM Private Line Service is Unavailable (as defined in Section 6(B) above) for *** or more separate occasions of more than *** each OR for more than *** hours in the aggregate in any calendar month.

Level 3’s maintenance log will be used for purposes of calculating the duration of such Unavailability event as set forth above, a copy of which will be made available upon Customer’s request.  In the absence of such a log, Customer may produce to Level 3 sufficient documentation to substantiate a claim of an Unavailability event.  Customer may notify Level 3 of events of Unavailability by contacting Level 3 Customer Service at 1-877-4LEVEL3 (1-877-453-8353), or such other notice mechanism as Level 3 may communicate to Customer from time to time.  Customer may only terminate such (3)LinkSM Private Line Service that is Unavailable as described above, and must exercise its right to terminate the affected (3)LinkSM Private Line Service under this Section, in writing, within thirty (30) days after the event giving rise to a right of termination hereunder, which termination will be effective as set forth by Customer in such notice of termination. Except for any credits that have accrued pursuant to Section 6, this Section 7(A) sets forth the sole remedy of Customer for chronic outages or interruptions of any (3)LinkSM Private Line Service.  For the avoidance of doubt, the parties acknowledge and agree that fiber cuts by third parties shall be deemed an Excused Outage.

(B)           In the event Customer elects to terminate any (3)LinkSM Private Line Service pursuant to this Section 7, Customer agrees to reimburse Level 3 for any third party early termination/cancellation charges for any Off-Net Local Loop Service, including, without limitation, (3)LinkSM Metropolitan Private Line (Off-Net) Service, provisioned by Level 3 through a third party carrier for the benefit of Customer.

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SERVICE SCHEDULE

(3)LINKSM GLOBAL WAVELENGTH SERVICE

1.   Applicability.  This Service Schedule is applicable only where Customer orders  (3)LinkSM Global Wavelength Service.

2.  Definitions.  Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A)          “Terrestrial” shall mean any Service that generally transits Level 3’s land-based network (with limited water crossings, including, without limitation, bay and channel crossings) and does not in any way transit Level 3’s trans-oceanic network.

(B)           “Unprotected” shall mean any Service that does not include a protection scheme that would allow traffic to be re-routed in the event of a fiber cut or equipment failure.  All (3)LinkSM Global Wavelength Service is Unprotected.

3.  Service Description.  (3)LinkSM Global Wavelength Service is a 2.5GB or 10GB (or greater, as agreed by the parties) transparent, Unprotected virtual channel(s) (or wavelength(s)) on the Level 3 network between two (2) termination nodes.

4.  Interconnection.

(A)          To use the (3)LinkSM Global Wavelength Service, Customer must provide to Level 3, at each termination node, a SONET or SDH-framed 2.5Gb or 10Gb (or greater, as applicable) signal as more particularly described in Level 3’s standard Interconnection Specifications and Hand-off Requirements (attached as Exhibit “A”) (“Traffic”), which Traffic will thereafter be delivered by Level 3, in like format, to the opposite and corresponding termination node.  The demarcation point for the (3)LinkSM Global Wavelength Service shall be the Level 3 OSX or fiber termination panel at the termination node.  Customer shall be solely responsible for providing all interconnection equipment used both to deliver to, or to accept Traffic from, Level 3 in the formats described above and for any and all protection schemes Customer chooses to implement respecting the Traffic.  For a termination node at a location other than a Level 3 Gateway, Customer shall provide Level 3 with space and power (at no charge to Level 3), as reasonably requested by Level 3, for placement and operation of an OSX, fiber termination panel or other equipment within the Customer Premises.

(B)           With respect to construction of Facilities to the Customer Premises and installation, maintenance and repair of facilities within the Customer Premises, Customer shall provide Level 3 with access to and the use of Customer’s entrance Facilities and inside wiring, and/or shall procure rights for Level 3 allowing the placement of Facilities necessary for installation of Facilities to deliver the (3)LinkSM Global Wavelength Service to the Customer Premises.  All costs associated with procuring and maintaining rights needed to obtain entry to the building (and the real property on which the building is located) within which the Customer Premises are located, and costs to procure and maintain rights within such building to the Customer Premises, shall be borne by Customer.

5.  Lease to IRU Conversion.  At any time during the Service Term, Customer shall have the right to convert any Terrestrial (3)LinkSM Global Wavelength Service provided on a monthly-recurring lease basis into an indefeasible right of use (“IRU”) with a new Service Term of five (5) years (commencing on the date of conversion).  Such conversion shall be effective on the first day after Customer’s delivery to Level 3 of an appropriate Customer Order pursuant to Level 3’s then current Service Schedule for (3)LinkSM Global Wavelength Service - IRU reflecting such conversion, which Customer Order must (in order to be effective to convert a lease into an IRU) be accompanied by payment in full of the then applicable five (5) year IRU charges for such (3)LinkSM Global Wavelength Service.  The five (5) year Service Term for the IRU shall begin at the time of conversion.  Upon conversion, Customer shall be released from all future monthly recurring charges under the original lease that would have otherwise accrued after the date of conversion, and the terms of Level 3’s then current Service Schedule for (3)LinkSM Global Wavelength Service - IRU shall thereafter govern respecting delivery and use of the IRU.  No portion of the charges already paid by Customer to Level 3 for such original lease shall be refunded, rebated or credited.

6.  Service Levels.

(A)          Installation Service Level.  Level 3 will exercise commercially reasonable efforts to install any (3)LinkSM Global Wavelength Service on or before the Customer Commit Date specified for the particular (3)LinkSM Global Wavelength Service.  This Installation Service Level shall not apply to Customer Orders that contain incorrect information supplied by Customer, Customer Orders that are altered at Customer’s request after submission and acceptance by Level 3.  However, this Installation Service Level will apply to such Customer Orders if such orders are resubmitted and contain correct information, with the calculation of the installation interval commencing on the date the correct or altered order is accepted by Level 3.  In the event Level 3 does not meet this Installation Service Level for a particular (3)LinkSM Global Wavelength Service for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the monthly recurring charges (“MRC”) for the affected (3)LinkSM Global Wavelength Service as set forth in the following table:

Installation Delay Beyond Customer Commit Date	Service Level Credit
1 - 5 business days	***
6 -20 business days	***
21 business days or greater	***

(B)           Availability Service Level.  In the event that any (3)LinkSM Global Wavelength Service becomes unavailable for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the MRC for the affected (3)LinkSM Global Wavelength Service based on the cumulative Unavailability (as defined below) for the affected (3)LinkSM Global Wavelength Service in a given calendar month as set forth in the following table:

Cumulative Unavailability	Service Level Credit
(in hrs:mins:secs)
0:00:01 - 24:00:00	***
24:00:01 - 30:00:00	***
30:00:01 - 36:00:00	***
36:00:01 - 42:00:00	***
42:00:01 or greater	***

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For purposes of this Section 6(B), “Unavailable” or “Unavailability” means the duration of a break in transmission measured from the first of ten (10) consecutive severely erred seconds (“SESs”) on the affected (3)LinkSM Global Wavelength Service until the first of ten (10) consecutive non-SESs.  An SES is a second with a bit error ratio of greater than or equal to 1 in 1000.

7.  Chronic Outage.  Customer may elect to terminate an affected (3)LinkSM Global Wavelength Service prior to the end of the Service Term without termination liability if, for reasons other than an Excused Outage, such (3)LinkSM Global Wavelength Service is Unavailable (as defined in Section 6(B) above) for *** or more separate occasions of more than ***  each OR for more than *** hours in the aggregate in any calendar month. Level 3’s maintenance log will be used for purposes of calculating the duration of such Unavailability event as set forth above, a copy of which will be made available upon Customer’s request.  In the absence of such a log, Customer may produce to Level 3 sufficient documentation to substantiate a claim of an Unavailability event.  Customer may notify Level 3 of events of Unavailability by contacting Level 3 Customer Service at 1-877-4LEVEL3 (1-877-453-8353), or such other notice mechanism as Level 3 may communicate to Customer from time to time.  Customer may only terminate such (3)LinkSM Global Wavelength Service that is Unavailable as described above, and must exercise its right to terminate the affected (3)LinkSM Global Wavelength Service under this Section, in writing, within thirty (30) days after the event giving rise to a right of termination hereunder, which termination will be effective as set forth by Customer in such notice of termination. Except for any credits that have accrued pursuant to Section 6, this Section 7 sets forth the sole remedy of Customer for chronic outages or interruptions of any (3)LinkSM Global Wavelength Service.  For the avoidance of doubt, the parties acknowledge and agree that fiber cuts by third parties shall be deemed an Excused Outage.

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Exhibit “A”

Interconnection Specifications and Handoff Requirements

A.                                   Interconnection Specifications.

1.                                       The Customer interconnection point of 2.5Gb or 10Gb wavelength signals at the Level 3 location will be at OSX cross-connect panels (“Level 3 Network Interface”).  SC physical connections will be standard.

2.                                       The Level 3 Network will be compatible with the Bell System hierarchical clock synchronization methods and stratum levels as described in Bellcore Technical Advisory (GR436-Core).

3.                                       Level 3 equipment must also meet the interconnect specifications listed above and shall meet or exceed with jitter requirements of Bellcore Technical Advisory GR253.

B.                                     Handoff Requirements.

1.             Customer Signal Handoff: Customer will hand off a standard 2.5Gb or 10Gb (as applicable) SONET or SDH-framed signal from an ADM, router (via OC-48 or OC-192 optical line card) or other optical network devise.

2.             2.5 Gb Service Transmitter and Receiver Specifications2:  Type A Terminations and Type B Terminations < 20 fiber kilometers.

Level 3 2.5Gb Receiver Specifications
Wavelength (nm)	Distance	Detector Type	Coding	Minimum Sensitivity (dBm)	Max Rec. Level (dBm)
1265-1360	Short	PIN	NRZ	-17.0	-3.0

The above signal requirements from Customer are measured at the Level 3 transponder located within the Termination Node.  See Comment 1 below.

Level 3 2.5Gb Transmitter Specifications
Wavelength (nm)	Distance	Laser Type	Coding	Launch Power (dBm)	Max Tolerated Reflection
1310 ±50	Short	Fabry-Perot	NRZ	-4.75	-27

The above signal delivery specifications to Customer are measured at the Level 3 transponder located within the Termination Node.  See Comment 1 below.

3. 2.5 Gb Service Transmitter and Receiver Specifications2:  Type B Terminations > 20 fiber kilometers

Level 3 2.5Gb Receiver Specifications
Wavelength (nm)	Distance	Detector Type	Coding	Minimum Sensitivity (dBm)	Max Rec. Level (dBm)
1275-1575	Long/Short	APD	NRZ	-24.5	-15.0

The above signal requirements from Customer are measured at the Level 3 transponder located within the Termination Node.  See Comment 1 below.

Level 3 2.5Gb Transmitter Specifications
Wavelength (nm)	Distance	Laser Type	Coding	Launch Power (dBm)	Max Tolerated Reflection
1310 ±10	Long/Short	DFB	NRZ	-1.5	-24

The above signal delivery specifications to Customer are measured at the Level 3 transponder located within the Termination Node.  See Comment 1 below.

4. 2.5 Gb Service Transmitter and Receiver Specifications2:  Type C Terminations

Level 3 2.5Gb Receiver Specifications
Wavelength (nm)	Distance	Detector Type	Coding	Minimum Sensitivity (dBm)	Max Rec. Level (dBm)
1290-1570	Long/Short	APD	NRZ	-28.0	-15.0

The above signal requirements from Customer are measured at the Level 3 transponder located within the Termination Node.  See Comment 1 below.

Level 3 2.5Gb Transmitter Specifications
Wavelength (nm)	Distance	Laser Type	Coding	Launch Power (dBm)	Max Tolerated Reflection
1528-1561 ITU	Long/Short	DFB	NRZ	-1.5	-14

The above signal delivery specifications to Customer are measured at the Level 3 transponder located within the Termination Node.  See Comment 1 below.

5.             10Gb Service Transmitter and Receiver Specifications2: All terminations

Level 3 10Gb(Wide Band)Receiver Specifications
Wavelength (nm)	Distance	Detector Type	Coding	Minimum Sensitivity (dBm)	Max Rec. Level (dBm)
1290-1575	Long/Short	PIN	NRZ	-10.0	0.0

 The above signal requirements from Customer are measured at the Level 3 transponder located within the Termination Node.  See Comment 1 below.

Level 3 10Gb Transmitter Specifications
Wavelength (nm)	Distance	Laser Type	Coding	Launch Power (dBm)	Max Tolerated Reflection
1550+/-	Long/Short	DFB	NRZ	1.5 ± 0.25	-14

 The above signal delivery specifications to Customer are measured at the Level 3 transponder located within the Termination Node.  See Comment 1 below.

1 These receiver requirements and transmitter specifications are measured at the Level 3 transponder located within a Type A or Type C Termination Node and do not account for fiber loss.  In the event of a Type B termination over fiber without the use of optronics, measurement will occur at the Level3 transponder located in the Level3 Gateway Facility.  Thus, to ensure proper service delivery, fiber readings to and from Customer’s equipment must be verified.

2 All of the equipment listed above requires SC type single mode connectors.

SERVICE SCHEDULE

(3)PACKETSM SERVICE

1.  Applicability.  This Service Schedule is applicable only where Customer orders (3)PacketSM Service.

2.  Definitions.  Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A)          “Committed Data Rate” shall mean the minimum data rate committed by Customer and set forth in the Customer Order (expressed in Megabits per second (Mbps)).

(B)           “Dual Connected” shall mean a Customer interconnection to (3)PacketSM Service via two (2) access ports in a particular physical location, each provisioning the same, single virtual circuit.

(C)           “Single Connected” shall mean a Customer interconnection to (3)PacketSM Service via a single access port in a particular physical location.

(D)          “Virtual Circuit Committed Rate” shall mean the minimum data rate available to Customer on a particular (3)PacketSM Service — Premium or (3)PacketSM Service — Optimized virtual circuit and set forth in the Customer Order (expressed in megabits per second (Mbps)).

3.  Service Description.  (3)PacketSM Service is a Multi-Protocol Label Switching (MPLS) based data transport service comprised of two (2) or more physical access ports with one (1) or more virtual circuits interconnecting the ports, which are configured as requested by Customer.  The (3)PacketSM Service is available with either an ATM, Frame Relay or Ethernet interface.  Each virtual circuit comprising the (3)PacketSM Service is available in the following classes of service: (3)PacketSM Service — Premium (for ATM interface only), (3)PacketSM Service — Optimized, and (3)PacketSM Service - Enhanced.  The class of service applicable to the particular virtual circuit will be set forth in the Customer Order.

4.  Burstability.  The (3)PacketSM Service — Premium and (3)PacketSM Service — Optimized each have separate limitations for the amount of usage allowed in excess of the applicable Virtual Circuit Committed Rate.  Customer’s usage of the (3)PacketSM Service for each class of service is limited as follows: (i) for (3)PacketSM Service — Premium, Customer’s usage cannot burst above the Virtual Circuit Committed Rate; (ii) for (3)PacketSM Service — Optimized, Customer’s usage cannot burst above two (2) times the Virtual Circuit Committed Rate; and (iii) for (3)PacketSM Service — Enhanced, there are no restrictions on Customer’s usage bursting, subject to the overall capacity available on the Level 3 network.

5.  Charges.    Charges for (3)PacketSM Service are invoiced separately for (3)PacketSM Service provided on the Level 3 inter-city network and for (3)PacketSM Service provided on a Level 3 intra-city network

(A)          Inter-City Network Charges.  (1)        For (3)PacketSM Service on the Level 3 inter-city network, Level 3 will invoice Customer, and Customer agrees to pay Level 3, the following charges for all inter-city (3)PacketSM Service provided by Level 3 to Customer: (a) a non-recurring installation charge per port; (b) a monthly recurring port charge; (c) a monthly recurring virtual circuit charge; (d) a monthly recurring charge based on the aggregate Committed Data Rate associated with the inter-city (3)PacketSM Service; and (e) monthly usage charges to the extent Customer’s aggregate usage for inter-city (3)PacketSM Service in a particular month exceeds the Committed Data Rate.

(2)           Customer’s usage of inter-city (3)PacketSM Service (both Send Traffic and Receive Traffic) will be sampled every five (5) minutes for the previous five (5) minute period.  At the end of the month, the top five percent (5%) of Send Traffic and Receive Traffic samples shall be discarded.  The higher of the resulting ninety-fifth (95th) percentile for Send Traffic and Receive Traffic for each (3)PacketSM virtual circuit will be added together to determine Customer’s aggregate usage of inter-city (3)PacketSM Service (“Aggregate Inter-City (3)PacketSM Usage”) for comparison to the Committed Data Rate.  If the Aggregate Inter-City (3)PacketSM Usage is higher than the Committed Data Rate, Customer will, in addition to being billed for the Committed Data Rate, be billed for any such Aggregate Inter-City (3)PacketSM Usage in excess of the Committed Data Rate at the contracted-for price per megabit per second (Mbps).

(B)           Intra-City Network Charges.  (1)        For (3)PacketSM Service on a Level 3 intra-city network, Level 3 will invoice Customer, and Customer agrees to pay Level 3, the following charges for all intra-city (3)PacketSM Service provided by Level 3 to Customer: (a) a non-recurring installation charge per port; (b) a monthly recurring port charge; (c) a monthly recurring virtual circuit charge; (d) a monthly recurring charge based on the aggregate Committed Data Rate associated with the intra-city (3)PacketSM Service; and (e) monthly usage charges to the extent Customer’s aggregate usage for the intra-city (3)PacketSM Service in a particular month exceeds the Committed Data Rate.

(2)           Customer’s Send Traffic attributable to usage of the intra-city (3)PacketSM Service will be sampled every five (5) minutes for the previous five (5) minute period.  At the end of the month, the top five percent (5%) of Send Traffic samples shall be discarded.  The resulting ninety-fifth (95th) percentile for Send Traffic for each (3)PacketSM  port will be added together to determine Customer’s aggregate usage of intra-city (3)PacketSM Service (“Aggregate Intra-City (3)PacketSM Usage”) for comparison to the Committed Data Rate.  If the Aggregate Intra-City (3)PacketSM Usage is higher than the Committed Data Rate, Customer will, in addition to being billed for the Committed Data Rate, be billed for any such Aggregate Intra-City (3)PacketSM Usage in excess of the Committed Data Rate at the contracted-for price per megabit per second (Mbps).

6.  Service Levels.

(A)          Installation Service Level.  Level 3 will exercise commercially reasonable efforts to install any (3)PacketSM Service on or before the Customer Commit Date specified for the particular Service.  This Installation Service Level shall not apply to Customer Orders that contain incorrect information supplied by Customer or Customer Orders that are altered at Customer’s request after submission and acceptance by Level 3.  However, this Installation Service Level will apply to such Customer Orders if such orders are resubmitted and contain correct information, with the calculation of the installation interval commencing on the date the correct or altered order is accepted by Level 3.  In the event Level 3 does not meet this Installation Service Level for a particular (3)PacketSM Service for reasons other than an Excused Outage, Customer will be entitled to a service credit equal to the charges for one (1) day of the monthly recurring port charges and monthly recurring virtual circuit charge for the affected port and/or virtual circuit for each day of delay, up to a monthly maximum credit of ten (10) days.

(B)           Availability Service Level.  (1) The Availability Service Level for (3)PacketSM Service is 99.99% for Single Connected (3)PacketSM Service and 99.999% for Dual Connected (3)PacketSM Service. The (3)PacketSM Service is considered unavailable if any port(s) and/or virtual circuit(s) is unable to send or receive traffic.  In the event that any component of the (3)PacketSM Service becomes unavailable for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the monthly recurring port charge and monthly recurring virtual circuit charge for the affected port and virtual circuit and any monthly usage charges solely attributable to the affected virtual circuit based on the cumulative unavailability of the affected component of the (3)PacketSM Service in a given calendar mo nth as set forth in the following tables (but Customer will not be entitled to a service credit associated with the Delay Service Level, Packet Delivery Service Level or Jitter Service Level for the affected port and virtual circuit to the extent any such failure arises out of or is related to the unavailability event):

For Single Connected (3)PacketSM Service:

Cumulative Unavailability	Service Level Credit
(in hrs:mins:secs)
0:00:01 - 00:10:00	***
00:10:01- 00:45:00	***
00:45:01- 04:00:00	***
04:00:01 - 08:00:00	***
08:00:01 - 12:00:00	***
12:00:01 - 16:00:00	***
16:00:01 - 24:00:00	***
24:00:01 or greater	***

For Dual Connected (3)PacketSM Service*:

Cumulative Unavailability	Service Level Credit
(in hrs:mins:secs)
00:00:01 - 00:45:00	***
00:45:01- 04:00:00	***
04:00:01 - 08:00:00	***
08:00:01 - 12:00:00	***
12:00:01 - 16:00:00	***
16:00:01 - 24:00:00	***
24:00:01 or greater	***

* For Dual Connected (3)PacketSM Service, if only one (1) of the two (2) Dual Connected ports becomes unavailable and the associated virtual circuit remains available, Customer will only be entitled to receive a service credit under this Availability Service Level off of the monthly recurring port charge for the one (1) affected port and not off of the monthly recurring virtual circuit charge for the virtual circuit or any monthly usage charges.

(2) Without prejudice to Customer’s right to service credits pursuant to subsection (1) above, if the (3)PacketSM Service is provided in Germany, then the Availability Service Level is 97.5% (based on an annual average) if such (3)PacketSM Service is provided using an Off-Net Local Loop and 99.9% (based on a calendar month) if such (3)PacketSM Service is provided using an On-Net Local Loop.

(C)           Delay Service Level.  The following Delay Service Level is measured as an average one-way delay over a calendar month for traffic on the Level 3 network between Gateways based on the vertical and horizontal (“V&H”) route miles between such Gateways as set forth in the following table:

V&H Route Miles	Delay Service Level
0 - 250	10 ms
250.1 - 500	15 ms
500.1 - 1,000	20 ms
1,000.1 - 1,500	25 ms
1,500.1 - 2,000	30 ms
2,000.1 - 2,500	35 ms
2,500.1 or greater	45 ms
Trans-Atlantic	45 ms

Delay measurements may be obtained from the Level 3 web site at www.Level3.com.  In the event of a delay in excess of the Service Levels set forth below for reasons other than an Excused Outage, Customer will be entitled to receive a service credit off the monthly recurring virtual circuit charge for the affected virtual circuit and any monthly usage charges solely attributable to the affected virtual circuit as set forth in the following table:

Amount of Delay in Excess of Service Level	Service Level Credit
0.1 - 5 ms	***
5.1 - 10 ms	***
10.1 - 15 ms	***
15.1 - 20 ms	***
20.1 - 25 ms	***
25.1 ms or greater	***

(D)          Packet Delivery Service Level.  The Packet Delivery Service Level for (3)PacketSM Service is 100% for (3)PacketSM Service - Premium, 100% for (3)PacketSM Service - Optimized for usage up to the applicable Virtual Circuit Committed Rate and 99.95% for all usage in excess of the applicable Virtual Circuit Committed Rate,  and 99.95% for (3)PacketSM Service - Enhanced. Packet Delivery is the percentage of data packets that transit the Level 3 network and are delivered by Level 3 to the intended destination in a calendar month.  The Packet Delivery Service Level is measured independently between two (2) Level 3 Gateways and reported separately for each virtual circuit.  Packet Delivery measurements may be obtained from the Level 3 web site at www.Level3.com.  In the event Level 3 does not meet the Packet Delivery Service Level for reasons other than an Excused Outage or as a result of any third party local access circuit (whether provisioned by Customer or Level 3), Customer will be entitled to receive a service credit off of the monthly recurring virtual circuit charge for the affected virtual circuit and any monthly usage charges solely attributable to the affected virtual circuit as set forth in the following tables:

***         Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

For (3)PacketSM Service - Premium and (3)PacketSM Service - Optimized (up to the Virtual Circuit Committed Rate):

Packet Delivery	Service Level Credit
99.95 - 99.99%	***
99.5 - 99.94%	***
99 - 99.49%	***
98 - 98.99%	***
97 - 97.99%	***
96.99% or less	***

For (3)PacketSM Service - Optimized (for usage in excess of the Virtual Circuit Committed Rate) and (3)PacketSM Service - Enhanced:

Packet Delivery	Service Level Credit
99.5 - 99.94%	***
99 - 99.49%	***
98 - 98.99%	***
97 - 97.99%	***
96 - 96.99%	***
95.99% or less	***

(E)     Jitter Service Level.  The Jitter Service Level for (3)PacketSM Service is 2 milliseconds (ms) for (3)PacketSM Service -  Premium and 10 milliseconds (ms) for (3)PacketSM Service - Optimized.  The Jitter Service Level does not apply to (3)PacketSM Service - Enhanced.  The Jitter Service Level is measured independently between two (2) Level 3 Gateways and reported separately for each virtual circuit.  Jitter measurements may be obtained from the Level 3 web site at www.Level3.com.  Jitter is defined as the relative variation in delay between consecutive packets. Samples are taken every 500 milliseconds, and consecutive samples are compared for variation in delay.  Each variation value is compared with this Service Level.  In the event of Jitter in excess of the this Service Level for reasons other than an Excused Outage, Customer will be entitled to receive a service credit off of the monthly usage charges solely attributable to the affected virtual circuit as set forth in the following table:

Percentage of Measurements within SLA	Service Level Credit
99.9951% - 99.999%	***
99.991% - 99.995%	***
99.951% - 99.99%	***
99.91% - 99.95%	***
99.1% - 99.9%	***
99% or less	***

***         Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SERVICE SCHEDULE

(3)CROSSROADSSM SERVICE

1.  Applicability.  This Service Schedule is applicable only where Customer orders (3)CrossRoadsSM Service.

2.  Definitions.  Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A)          “Committed Data Rate” shall mean the minimum data rate committed by Customer and set forth in the Customer Order (expressed in Megabits per second (Mbps)).

(B)           “Off-Net Send Traffic” shall mean Send Traffic that terminates to any location that is not on the Level 3 network.

(C)           “On-Net Intracity Send Traffic” shall mean On-Net Send Traffic that does not transit Level 3’s long haul transmission facilities.

(D)          “On-Net Send Traffic” shall mean Send Traffic that terminates to a location that is on the Level 3 network.

(E)           “Receive Traffic” shall mean traffic from any origination point that is received by Customer from the Level 3 network.

(F)           “Send Traffic” shall mean traffic from any origination point that is sent by Customer onto the Level 3 network

3.  Service Description.   (3)CrossRoadsSM Service is an IP transit service (including  dedicated IP access port(s)) providing access to the Level 3 IP network and the global Internet.  (3)CrossRoadsSM Service is available with either a Serial/POS or Ethernet interface.

4.  Charges. Customer may elect to be billed based on a fixed rate, Destination Sensitive Billing, or a Committed Data Rate.  The manner of billing selected will be set forth in each Customer Order.

(A)          Fixed rate charges for (3)CrossRoadsSM Services consist of two (2) components: (a) a non-recurring installation charge per port; and (b) a monthly recurring port charge.

(B)           Destination Sensitive Billing charges for (3)CrossRoadsSM Service consist of three (3) components: (a) a non-recurring installation charge per port; (b) a monthly recurring port charge; and (c) monthly usage charges.  Customer’s usage of (3)CrossRoadsSM Service (both Send Traffic and Receive Traffic) will be measured and recorded by Level 3 every five minutes.  At the end of the month, the top five percent (5%) of the Send Traffic and Receive Traffic samples will be discarded. If the ninety-fifth  (95th) percentile Receive Traffic sample shows (3)CrossRoadsSM Service usage greater than the usage shown in the ninety-fifth (95th) percentile Send Traffic sample, then Customer will be billed for the amount of (3)CrossRoadsSM Service usage shown in the ninety-fifth (95th) percentile sample for the Receive Traffic.  If the ninety-fifth (95th) percentile sample for the Send Traffic shows (3)CrossRoadsSM Service usage greater than the usage shown in the ninety-fifth (95th) percentile  Receive Traffic sample, then the total Send Traffic will be categorized as Off-Net Send Traffic, On-Net Send Traffic and On-Net Intracity Send Traffic, and Customer will be billed for the usage shown in the ninety-fifth (95th) percentile sample for each category.

(C)           Committed Data Rate charges for (3)CrossRoadsSM Service consist of four (4) components: (a) a non-recurring installation charge per port; (b) a monthly recurring port charge (if applicable); (c) a monthly recurring charge based on the Committed Data Rate associated with the (3)CrossRoadsSM Service; and (d) monthly usage charges to the extent usage in a particular month exceeds the Committed Data Rate.  Customer’s usage of (3)CrossRoadsSM Service (both Send Traffic and Receive Traffic) will be sampled every five (5) minutes for the previous five (5) minute period.  At the end of the month, the top five percent (5%) of Send Traffic and Receive Traffic samples shall be discarded.  The highest of the resulting ninety-fifth (95th) percentile for Send Traffic and Receive Traffic will be compared to the Committed Data Rate.  If the ninety-fifth (95th) percentile of either Send Traffic or Receive Traffic is higher than the Committed Data Rate, Customer will, in addition to being billed for the Committed Data Rate, be billed at this ninety-fifth (95th) percentile level for any usage in excess of the Committed Data Rate at the contracted-for price per Megabit.

5.   IP Addresses and Domain Names.  In the event that Level 3 assigns to Customer an IP address as part of the provision of Service, such IP address shall (upon Level 3’s request and to the extent permitted by law) revert to Level 3 after termination of the applicable Customer Order for any reason whatsoever, and Customer shall cease using such address.  At any time after such termination, Level 3 may re-assign such address to another user. In the event that Level 3 obtains for Customer a domain name (which may be required in some European jurisdictions), Customer shall be the sole owner of such domain name.  Customer shall be solely responsible for:

(A)          paying any fees (including renewal fees) relating thereto;

(B)           complying with any legal, technical, administrative, billing or other requirements imposed by the relevant domain name registration authority;

(C)           modifying such domain name in the event Customer changes service providers; and

(D)          all third party claims (including claims for intellectual property infringement) relating thereto, and Customer shall indemnify and hold Level 3 harmless from all such claims and expenses (including legal fees and court costs) related thereto.

6.  Service Levels.

(A)          Installation Service Level.   Level 3 will exercise commercially reasonable efforts to install any (3)CrossRoadsSM Service on or before the Customer Commit Date specified for the particular (3)CrossRoadsSM Service.  This Installation Service Level shall not apply to Customer Orders that contain incorrect information supplied by Customer or Customer Orders that are altered at Customer’s request after submission and acceptance by Level 3.  However, this Installation Service Level will apply to such Customer Orders if such orders are resubmitted and contain correct information, with the calculation of the installation interval commencing on the date the correct or altered order is accepted by Level 3.  In the event Level 3 does not meet this Installation Service Level for a particular (3)CrossRoadsSM Service for reasons other than an Excused Outage, Customer will be entitled to a service credit equal to the charges for one (1) day of the monthly recurring charges (“MRC”) for the affected (3)CrossRoadsSM Service for each day of delay, up to a monthly maximum credit of ten (10) days.

(B)           Availability Service Level. (1) The Availability Service Level for (3)CrossRoadsSM Service is 100%. The (3)CrossRoadsSM Service is considered unavailable if a port is unable to send or receive traffic.  In the event that the (3)CrossRoadsSM Service becomes unavailable for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the MRC for the affected (3)CrossRoadsSM Service based on the cumulative unavailability of the affected (3)CrossRoadsSM Service in a given calendar month as set forth in the following table:

Cumulative Unavailability	Service Level Credit
(in hrs:mins:secs)
00:00:01 - 00:05:00	***
00:05:01- 00:45:00	***
00:45:01- 04:00:00	***
04:00:01 - 08:00:00	***
08:00:01 -12:00:00	***
12:00:01 -16:00:00	***
16:00:01 - 24:00:00	***
24:00:01 or greater	***

(2) Without prejudice to Customer’s right to service credits pursuant to subsection (1) above, if the (3)CrossRoadsSM Services are provided in Germany, then the Availability Service Level is 97.5% (based on an annual average) if such (3)CrossRoadsSM Services is provided using an Off-Net Local Loop and 99.9% (based on a calendar month) if such (3)CrossRoadsSM Service is provided using an On-Net Local Loop.

(C)           Delay Service Level. The Delay Service Level for (3)CrossRoadsSM Service is as set forth in the following table:

Route	Delay Service Level
Intra- U.S.	40 ms
Intra-Europe	30 ms
London to New York, NY	40 ms

The Delay Service Level is measured as an average one-way delay over a calendar month for traffic on the Level 3 network between Gateways.  Delay measurements may be obtained from the Level 3 web site at www.Level3.com.  In the event of a delay in excess of the Service Levels set forth above for reasons other than an Excused Outage, Customer will be entitled to receive a service credit off of the MRC for the affected (3)CrossRoadsSM Service as set forth in the following table:.

Amount of Delay in Excess of Service Level	Service Level Credit
0.1 - 5 ms	***
5.1 - 10 ms	***
10.1 - 15 ms	***
15.1 - 20 ms	***
20.1 - 25 ms	***
25.1 ms or greater	***

(D)          Packet Delivery Service Level.  The Packet Delivery Service Level for (3)CrossRoadsSM Service is 99% for On-Net traffic between Gateways.  Packet Delivery is the average number of Internet Protocol (IP) packets of information that transit the Level 3 network and are delivered by Level 3 to the intended On-Net destination in a calendar month.  Packet Delivery measurements may be obtained from the Level 3 web site at www.Level3.com.  In the event Level 3 does not meet the Packet Delivery Service Level for reasons other than an Excused Outage or as a result of any third party local access circuit (whether provisioned by Customer or Level 3), Customer will be entitled to receive a service credit off of the MRC for the affected (3)CrossRoadsSM Service as set forth in the following table:

Packet Delivery	Service Level Credit
98.5 - 98.99%	***
98 - 98.49%	***
97 - 97.99%	***
96 - 96.99%	***
95 - 95.99%	***
94.99% or less	***

***         Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SERVICE SCHEDULE

(3)CONNECTSM MODEM SERVICE

1.  Applicability.  This Service Schedule is applicable only where Customer orders (3)ConnectSM  Modem Service.

2.  Definitions.  Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A)          “International” means anywhere outside of the continental United States, including Alaska and Hawaii.

(B)           “Market” means any geographic area (as defined by Level 3) in which Level 3 provides (3)ConnectSM Modem Service to Customer.  The current list of available Markets, Market tiers and Rate Centers may be obtained from the Level 3 web site at www.level3.com, which list may be supplemented by Level 3 (in its sole discretion) from time to time.

(C)           “Rate Center” means the specific geographic point (associated with one or more specific NPA/NXX codes and various Wire Centers) being used for billing and measuring (3)ConnectSM  Modem Service.  For example, a Rate Center will normally include several Wire Centers within its geographic area, with each Wire Center being defined as having one or more NPA/NXX(s). The current list of available Markets, Market tiers and Rate Centers may be obtained from the Level 3 web site at www.level3.com, which list may be supplemented by Level 3 (in its sole discretion) from time to time.

(D)          “Tier 1 Authentication” means the first stage authentication whereby Level 3 determines whether managed modem port capacity is available in the particular Rate Center.

(E)           “Transit Service” means end user traffic that is routed to Level 3’s facility and then routed to its final destination by Level 3 via the Level 3 IP network.

(F)           “U.S. Domestic” means the continental United States.

3.  Service Description.  (3)ConnectSM Modem Service is a dial-access, Transit Service available on a fixed-port basis, usage basis and nationwide usage basis.

4.  (3)ConnectSM Modem Service — Fixed Port.  The (3)ConnectSM Modem Service — Fixed Port is billed by Level 3 to Customer on a per port basis.  The (3)ConnectSM Modem Service — Fixed Port charges consist of two (2) components: (a) a non-recurring installation charge per port; and (b) a monthly recurring port charge applicable to the particular Market tier; which charges shall be as set forth in the Customer Order or as otherwise agreed between the parties in writing.

5.  (3)ConnectSM Modem Service — Usage.

(A)          The (3)ConnectSM Modem Service - Usage is billed by Level 3 to Customer on a usage basis.  The (3)ConnectSM Modem Service — Usage charges consist of two (2) components: (a) a non-recurring installation charge per Market; and (b) a per hour usage charge applicable to the particular Market tier; which charges shall be as set forth in the Customer Order or as otherwise agreed between the parties in writing.

(B)           Usage of the (3)ConnectSM Modem Service — Usage will be measured based on the total duration of all modem sessions in a particular month.  Modem sessions will be measured in minutes starting immediately following Tier 1 Authentication and ending when the user disconnects from the Level 3 network.  Level 3 radius accounting records will be used to determine the length in time of each call.  At the end of each monthly billing period, the accounting records for such month will be summed to produce the total hours of usage of the (3)ConnectSM Modem Service - Usage in the particular month for each Market tier (as applicable).

(C)           Customer will not have, nor shall it be entitled to, any stated number of dedicated ports with any (3)ConnectSM Modem Service - Usage.  Customer shall make reasonable efforts to provide Level 3, on an ongoing quarterly basis, with a non-binding demand forecast setting forth Customer’s estimated forecasted usage (on a total hours of use by Rate Center basis) of (3)ConnectSM Modem Service - Usage to facilitate Level 3’s planning efforts in support of Customer.

6.  (3)ConnectSM Modem Service — Nationwide.

(A)          The (3)ConnectSM Modem Service - Nationwide is billed by Level 3 to Customer on a usage basis.  The (3)ConnectSM Modem Service — Nationwide charges consist of two (2) components: (a) a non-recurring installation charge per Market; and (b) a per minute usage charge; which charges shall be as set forth in the Customer Order or as otherwise agreed between the parties in writing.

(B)           Level 3 SS7 signaling records will be used to determine the length of time for each subscriber call.  (3)ConnectSM Modem Service — Nationwide sessions will be measured starting when the call answer indication is passed to the Local Exchange Carrier and ending when the user disconnects from the Level 3 network.  At the end of each monthly billing period, the SS7 signaling records for such month will be summed to produce the total minutes of usage of the (3)ConnectSM Modem Service - Nationwide in the particular month for each U.S. Domestic or International calling area (as applicable).

(C)           (3)ConnectSM Modem Service - Nationwide charges shall be invoiced based on the following billing increments.

Service Type/ Rate Element	Initial Billing Increment (seconds)	Additional Billing Increments (seconds)
U.S. Domestic (3)ConnectSM Modem Service - Nationwide	18	6
International Originating (3)ConnectSM Modem Service - Nationwide	30	6

Any partial billing increment shall be rounded-up to the next interval.

(D)          If more than thirty five percent (35%) of the U.S. Domestic toll-free minutes that Customer transmits to Level 3 hereunder in any month originate in access areas other than those operated by the following Local Exchange Carriers: Bell South, NYNEX (Verizon North), Bell Atlantic (Verizon South), Southwestern Bell Telephone, Ameritech, Qwest Communications, Cincinnati Bell Telephone, Southern New England Telephone (SNET) and Pacific Bell  (collectively the “RBOCs”), Level 3 will add a $0.03 per minute charge (or such other charge as the parties mutually agree from time to time) to the applicable per minute rate for all non-RBOC minutes in excess of the thirty five percent (35%) threshold.

(E)           Level 3 shall pass through to Customer and Customer shall pay all payphone surcharges that are imposed on Level 3.  Such payphone surcharges are imposed pursuant to the rules and orders of the Federal Communications Commission (FCC) or other regulatory entity of competent jurisdiction and are subject to change at any time.

(F)           Customer will not have, nor shall it be entitled to, any stated number of dedicated ports with any Level 3 (3)ConnectSM Modem Service - Nationwide.  Customer shall make reasonable efforts to provide Level 3, on an ongoing quarterly basis, with a non-binding demand forecast setting forth Customer’s estimated forecasted usage (on a total minutes of use basis) of Level 3 (3)ConnectSM Modem Service - Nationwide to facilitate Level 3’s planning efforts in support of Customer.

7.  Service Levels.

(A)          Installation Service Level.   Level 3 will exercise commercially reasonable efforts to install any (3)ConnectSM Modem Service on or before the Customer Commit Date specified for the particular Service.  This Installation Service Level shall not apply to Customer Orders that contain incorrect information supplied by Customer or Customer Orders that are altered at Customer’s request after submission and acceptance by Level 3.  However, this Installation Service Level will apply to such Customer Orders if such orders are resubmitted and contain correct information, with the calculation of the installation interval commencing on the date the correct or altered order is accepted by Level 3.  In the event Level 3 does not meet this Installation Service Level for a particular Service for reasons other than an Excused Outage, Customer will be entitled to a service credit equal to fifty percent (50%) of the non-recurring charges for the affected Service.

(B)           Call Success Rate (CSR) Service Level.  The CSR Service Level for (3)ConnectSM Modem Service is 90%*.  The CSR is measured by Level 3 as a monthly average across the Level 3 modem network calculated based on the number of IP sessions established against the total sessions attempted. An IP session is established when the modem port is available to send, receive and authenticate traffic.  In the event Level 3 does not meet the CSR Service Level for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the monthly recurring port charge for the affected (3)ConnectSM Modem Service as set forth in the following table:

CSR	Service Level Credit
88 - 89.99%	***
85 - 87.99%	***
80 - 84.99%	***
79.99% or less	***

* The CSR Service Level does not apply to ISDN Service

(C)           The Service Levels set forth in this Section 7 shall only apply to (i) (3)ConnectSM Modem Service - Fixed Port, and shall not apply to the (3)ConnectSM Modem Service - Usage or (3)ConnectSM Modem Service - Nationwide; and (ii) Rate Centers that have been made commercially available by Level 3 for sixty (60) days or more.

SERVICE SCHEDULE

(3)LINKSM CROSS CONNECT SERVICE and MONDO CONDO FIBER LINK SERVICE

1.  Applicability.  This Service Schedule is applicable only where Customer orders (3)LinkSM  Cross Connect Service and/or Mondo Condo Fiber Link Service.

2.  Definitions.  Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

3.  Service Description.  (3)LinkSM Cross Connect Service is copper or fiber optic cabling cross-connected between Level 3 provided (3)CenterSM Colocation (cabinets and/or suites), other Level 3 provided Service or Facilities and/or third party provided services or facilities that terminate within the Level 3 Gateway.  Mondo Condo Fiber Link Service is fiber optic cabling that provides connectivity between the Level 3 Mondo Condo facility and the Level 3 Gateway in the same metropolitan area.  Mondo Condo Fiber Link Service can provide connectivity between Level 3 provided (3)CenterSM Colocation (cabinets and/or suites) within a Level 3 Mondo Condo facility and the Level 3 Gateway, Level 3 provided dark fiber and/or third party provided services or facilities that terminate within a Level 3 Gateway.

4.  Service Level.  Level 3 will exercise commercially reasonable efforts to install any (3)LinkSM Cross Connect Service and any Mondo Condo Fiber Link Service on or before the Customer Commit Date specified for the particular (3)LinkSM Cross Connect Service or Mondo Condo Fiber Link Service (as the case may be).  This Installation Service Level shall not apply to Customer Orders that contain incorrect information supplied by Customer, Customer Orders that are altered at Customer’s request after submission and acceptance by Level 3.  However, this Installation Service Level will apply to such Customer Orders if such orders are resubmitted and contain correct information, with the calculation of the installation interval commencing on the date the correct or altered order is accepted by Level 3.  In the event Level 3 does not meet this Installation Service Level for a particular (3)LinkSM Cross Connect Service or Mondo Condo Fiber Link Service (as the case may be) for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the non-recurring charges (“NRC”) and/or monthly recurring charges (“MRC”) for the affected (3)LinkSM Cross Connect Service or Mondo Condo Fiber Link Service (as the case may be) as set forth in the following tables:

For (3)LinkSM Cross Connect Service:

Installation Delay Beyond Customer Commit Date	Service Level Credit
1 - 5 business days	***
6 - 20 business days	***
21 + business days	***

For Mondo Condo Fiber Link Service:

Installation Delay Beyond Customer Commit Date	Service Level Credit
15 - 30 business days	***
31 + business days	***

***         Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX I

FORM OF OFFICER CERTIFICATION

[Date]

Level 3 Communications, LLC

1025 Eldorado Blvd.

Broomfield, CO 80403

Attn: Director, Billing

RE:                              Master Service Agreement between Level 3 Communications, LLC (“Level 3”) and Universal Access, Inc. (“Customer”) dated                    , 2003 (“MSA”)

Attn: Chief Financial Officer:

Pursuant to Section 8.4 of the MSA, for the period beginning on the Effective Date of the MSA through the 12 month  period ending                    , 200  (“Certification Period”), this letter certifies that Customer has been and continues to be in compliance with the Requirements Commitment.  During the Certification Period, Customer ordered        services qualifying (i.e., Level 3’s offer *** than the bona fide third party offer as described under such section), of which            were ordered from Level 3.

Sincerely,

[Officer of Customer]

***         Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.